BISYS FUND SERVICES
CODE OF ETHICS
NON-BISYS EMPLOYEE REGISTERED REPRESENTATIVE
EXHIBIT H
(2005)

Adams, John S	Grier, Paul H	Moses, Niesha E
Adams, Stephanie E	Grifo, Brett J	Mudie, Thomas
Anderson, Erika C	Groves, Elizabeth H	Mueth, Thomas
Azzara (Pollard), Linda M	Gumma, Sam S	Muilenburg, Robert
Bailey, Craig	Gunn, Talmadge D	Murphy, Dennis J
Baluck, Neil J	Gurewitz, Paul D	Murphy, Donna S
Barlow, Steven	Haber, Karen	Murphy, Kate
Barnes, Shannon M	Haight, David E	Muszall, Holly
Bashant, Jennifer M	Hammond, Robert L	Myers, John O
Baszler, Theodore D	Harper, Harry G	Najarian, Hratch
Best, Nicole J	Hathaway, Duc (Rodney) R	Nasgovitz, William
Beste, Paul T	Hayman (Tapper), Amy	Nelson, Brian C
Blake, Philip M	Hendry, Ian	Oberholtzer, Carl E
Bockoff, Julie	Herbert, George (Skip) E	O’Connor, Kimberly R
Bolanowski, Casimir F	Hill, Jeffrey J	Oelbracht, Susan
Botti, Keith C Borelli, Thomas J	Hilsabeck, Bradley J	Ohlmann, James (Pat)
Brennan, Michele	Holmes, Patricia A	Ohmacht, Christopher A
Brenner, Brett J	Holthaus, Douglas M	Olesinski, Kathleen
Britton, Lon G.	Hopkins, Pamela S	Olson, Hilary
Bromwell, Maureen M	Hutka, Kathleen A	Omdahl, Jeffrey M
Brown, Jason I	Ivancich, Anthony	Ottaway, Elizabeth
Buoncore, Richard J	Iwasko, Pamela A	Pandon, Joel A
Burns, Carole	Jabbour, Rena A	Pasicznyk, Paul G
Calcagno, Jack J	Jaworski, Katherine M	Payne, Robert
Calderwood, Annette C	Johnson, Gloria A	Pederson, Neil D
Caponigro, Jennifer L	Johnson, Manuel J	Perez-Jackson, Amy C
Capuano, John A	Johnson, Todd B	Picard, Aaron A
Carlisle, David W	Jones, George A	Pilutti, John A
Carmichael, Donald	Jurec, Michael R	Piroozmand, Hamoon
Carson, Holly A	Kadnar, Matthew	Pitigoiaron, Cosmin A
Casey, Dennis	Kamyszek, Karen M	Pleasant, Lori J
Chavis, Eric N	Karpowicz, Edward J	Ploshnick, Jeffrey A
Chen, Christopher I	Keizer, Stephen M	Porter, Harold
Cicon, Christina G	Kelts, James R	Praseutsack, Amphay
Clark, Kevin D	Kem, Paula A	Precious, William R
Clemons, Anita J	Kenaston, Pamela	Pulakhandam, Tanuja
Cohen, Steven B	Kenly, Franklin C	Purdy, David E
Coleman, Scott A	Kennedy, Anne K	Putallaz, Ann
Conners, Greg	Kennedy, William	Putman, Jason E
Connors, Matthew F	Kenny, Thomas P	Pyne, John
Cooke, Joshua E	Kern, Jeffrey L	Rains, Carolyn
Cooley, Donald L	King, Cheryl B	Rajagopal, Suresh
Cowperthwait, James	King, Christine M	Redden, Paul T
Crosby, Robert E	Klemm, Mark D	Ricci, David M
Cummings, Kelly A	Klosek, Justin	Richter, Michael
Dahl, Jason	Knapp, Jason	Ridley, Frank M

Delucia, Anthony G	Knowles, Monica C	Rippe, Brenda
Denison, Hugh F	Kohl, Jeffrey J	Roach, Stacy L
Dickson, Marybeth	Koskuba, Michael	Robertson, Paul M
Dilorenzo, Benedict R	Kozeliski, Brian E	Robinson, Jennifer L
DiStefano, Michael H	Krase, Scott	Roche, Sean
Doischen, Daniel	Kratsas, Victoria	Root, Peter
Donald, Jobe A	Krum, Karen K	Rothberg, Barry
Dong, Tony Y	Krushena, Michael J	Rottinger, Jason
Durand, Michael M	Kutz, John	Rouse, Thomas J
Dutton, William M	Lane, Brett A	Rue, George W
Dy, Dan	LeCount, Roscoe D	Ruiz-Quiros, Elisabel R
Dyer, Christopher	Leich, Deborah L	Rust, Andrew
Earnest, Elizabeth A	Leistra, Andrea E	Ryan, Erin
Egan, Nicola	Levy, Kimberlee	Sarafa, Kenneth C
Ersbo, Christopher P	Liberty, Lory	Schacht, Jason F
Evans, Brad	Liu, Jean L	Schmeits, Kevin
Fabietti, Richard A	Llenado, Maria Gracia T	Schosser, Robin
Farmer, Marilyn	Longo, Lisa T	Seay, Thomas
Farnsworth, Maryann S	Lucido, Maria	Seel, Thomas A
Farrell, Thomas J	Lutz, Geoffrey	Selva, Kevin J
Fayolle, Sharon E	Malaspina, Wendy W	Shemo, Russell D
Ferguson, Savonne L	Maple, Rebecca S	Shenkenberg, Stephen
Fernandez, Ina G	Marables, Troy D	Shoemaker, Mark D
Fiore, Kimberly A	Marotz, Deanna	Shpiz, Diane M.
Fitzgerald, James V	Matuszak, Brian	Sims, James E
Fitzpatrick, Mark D	Mayberg, Louis	Slavin, Benjamin F
Fluet, Andrew W	McCauley, John	Smith, Bradford E
Fondrie, David C	McDonough, Matthew	Smith, Terri B
Fong, Edward H	McKeon, Steven M	Snow, Christopher
Fox, Kenneth	McKindles, Deborah S	Soderstrom, Roger A
Fragomeni, Bernard J	McKoy, Douglas	Sokolow, Mary E
Fraser, Bruce P	Mechler, Charles	Spetrino, William A
Frye, Victor M	Miller, Brian	Stahorsky, Scott
Gardner, Richard N	Miller, Eric J	Stein, Bonnie B
Glidden, Douglas A	Miller, Gary	Steinbrech, Vicky R
Glowski, Matthew	Miller, Theodore	Sterba, Neil
Goehring, Carla	Milloy, Steven J	Summers, Mark
Goeller, Andrew C	Miner, Matthew J	Tamoney, Andrew A
Goldman, Richard A	Mocanasu, Claudia M	Tantsios, Ekaterini
Gordon (Stribbell), Jennifer L	Mohn, Dan C	Taylor, Terry
Gordon, Gary N	Moody, Thomas	Thayer, Adam C
Gordon, Laura S	Moore, Deneen L	Thistleton, Michael D
Graff, Jeffrey	Moore, Thomas W	Titus, Lisa D
Gresnick, Mark E	Morey, John P	Wilcox, Jon G
Toft, Paul	Wagner, Robert L	Wiley, Stephen N
Tonti, Katherine	Wakeham, Cheryl I	Wilson, Geoffrey A
Turner, John A	Walker, Alvin F	Wood, Robert P
Tyne, Michelle S	Warren, Michael P	Young, Harry (Mel) M
Upward, Benjamin W	Weatherhead, Jeffrey G	Yousif, Kevin K
Van Dreel, Joshua J	Weinberg, Paul	Zamora, Estrellita (Lili) D
Von Breitenbach, Charles	Wesselkamper, Charles	Zhan, Huimin (Jenny)
Vukmirovich, Edward	Weyers, Richard	Zimmerman, Steven J
Waddell, Denise R	Whitmore, Gavin	Zolotareva, Yana
Wagner, David J	Wick, Constance R